                                                                       EXHIBIT 5

                                  May 1, 2003


Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee 37217

Gentlemen:

         I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $1.00 par value per share, to be offered and sold pursuant to the Genesco 1996 Stock Incentive Plan, as amended and restated (the "Plan"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Plan and the shares to be issued thereunder.


                                                    Very truly yours,

                                                    /s/ Roger G. Sisson

                                                    Roger G. Sisson